Exhibit 23.3
Consent of Independent Registered Public Accounting Firm
Pac-West Telecomm, Inc.
Stockton, California
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-114477) and S-8 (Nos. 333-103929 and 333-118184) of our report dated March 27, 2006 relating to the consolidated financial statements and schedule of Pac-West Telecomm, Inc. and subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.
/s/ Macias Gini & Company LLP
Sacramento, California
March 29, 2006